                                                                    EXHIBIT 99.1

           Joint Filing. Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

           March 29, 2004


                                            DAVID SOLOMON, TRUSTEE FOR BENEFIT
                                            OF JASON MICHAEL TAYLOR UNDER TRUST
                                            AGREEMENT DATED 3-2-1970


                                            By:          /s/ David Solomon
                                                 ------------------------------
                                                     David Solomon, Trustee



                                            DAVID SOLOMON TRUSTEE, FOR BENEFIT
                                            OF RHONDA LEIGH TAYLOR UNDER TRUST
                                            AGREEMENT DATED 3-14-1972


                                            By:          /s/ David Solomon
                                                 ------------------------------
                                                     David Solomon, Trustee





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